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Exhibit 10.13

        CONSULTING AGREEMENT

        THIS AGREEMENT is made as of October 22, 2003, by and between Isonics Corp., Inc. a California corporation having its principal address at 5906 McIntyre Street, Golden, CO, 80403-7445 (the "Company") and vFinance Investments, Inc. a Florida Corporation (the "Consultant").

RECITALS:

A.    The Company requires financial consulting services to build the value of the Company for the benefit of its shareholders; and vFinance Investments, Inc. agrees to perform consulting services related to corporate finance and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required; and

B.    The Consultant is an broker/dealer who has provided investment and merchant banking services for a number of companies; and

C.    The Consultant is a market maker in electronic pink sheets, bulletin board and NASDAQ small capitalization companies; and

D.    The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to investment banking; and

E.    The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and

F.    The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

1.
Recitals.    The Recitals to this Agreement are hereby incorporated into this Agreement as though full restated herein.

2.
Engagement. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement. Such engagement is non-exclusive in that the Company may engage other consultants as the Company determines to be appropriate, even though such other consultants may be in competition with the Consultant and the Consultant may provide similar services to other entities.

3.
Term.    The term of this Agreement shall begin on the date hereof and shall continue until June 30, 2004.

4.
Consulting Services Compensation.

(A)
The Company shall pay to Consultant or its designees as compensation for its services under this Agreement Five Hundred Sixty Thousand (560,000) warrants to purchase shares of the company's common stock at a price equal to $1.25. The warrants will expire (unless exercised) on April 30, 2006.

(B)
The Company may in the future provide the Consultant with such additional compensation as the Company and the Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement.

5.
Duties.    From time to time as reasonably requested by the Company, the Consultant agrees to perform consulting services related to corporate finance and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required. Such services shall include, but not be limited to, strategic planning, planning meetings with the investment community, assisting the Company's management in designing the Company's Business Plan and "Growth-by-Acquisition" strategy. Additionally, Consultant shall prepare or assist in the preparation of a Company Corporate Profile, Fact Sheets, and Shareholder Letters,

6.
Nature of Engagement.    The Company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The services to be provided will not be in connection with the offer or sale of securities in a capital-raising transaction.

7.
Expenses.    Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs after the date of this Agreement in performing its duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any expenses

8.
Notices.    Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

To the Company:	5906 McIntyre Street, Golden, CO, 80403-7445
To the Consultant:	David Stefansky vFinance Investments, Inc. 880 Third Avenue 4th Floor New York, NY 10022

Any notice otherwise delivered shall be deemed given when actually received by recipient.

9.
Miscellaneous.

(A)    Governing Law.    This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of New York.

(B)    Entire Agreement.    This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

(C)    Confidentiality.    Except as may otherwise be required by law, the specific provisions of this Agreement shall remain strictly confidential, although the Consultant understands that the Company is obligated to disclose the terms of this Agreement in its reports filed under the Securities Exchange Act of 1934, as amended and must file a copy of this Agreement as an exhibit to its reports under the Securities Exchange Act of 1934 and any registration statement under the Securities Act of 1933. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that it is being compensated by the Company in all of its promotional releases to the public, in accordance with the Act. Furthermore, the Consultant acknowledges that, from time-to-time in the performance of its services hereunder, the Consultant may come into possession of material non-public information regarding the Company. The Consultant agrees to maintain the confidentiality of such material non-public information (whether or not identified as such by the Company) and will take no action in violation of the federal or state securities laws (including, without limitation, Regulation FD) with respect to such material non-public information. If the Consultant has any question whether information in its possession about the Company is material non-public information, it will treat such information as material non-public information until the Company concurs with the assessment that such information is not material or non-public, or until the Company thereafter publicly announces such information. Neither the Company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement without the express written consent of both parties to this Agreement or utilize or disclose material non-public information without the express written consent of the Company.

(D)    Assignment.    The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to it pursuant to this Agreement shall instead be paid or issued to one or more designees provided an exemption from registration is available for such assignment or designation (which exemption must be established to the reasonable satisfaction of the Company).

(E)    Termination.    The Company or the Consultant may terminate this Agreement upon 30 days' notice to the other party. If the Company terminates this Agreement, the Consultant will be entitled to retain all of the compensation it has received hereunder. If the Consultant terminates this Agreement (other than for cause), the Consultant will be obligated to return to the Company all of the warrants paid as provided in paragraph 4.A (if the termination occurs before February 28, 2004) or (if the termination occurs after February 28, 2004) one-half of the warrants paid as provided in paragraph 4.A.

(F)    Counterparts and Facsimile.    This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

(G)    Severability.    If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ James E. Alexander
By:	James Alexander
President
Isonics Corporation
/s/ David Stefansky
By:	David Stefansky
MANAGING DIRECTOR
vFinance, Investments, Inc.

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  Exhibit 10.13